Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Churchill Downs Incorporated of our report dated February 19, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Churchill Downs Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

April 23, 2025